GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT (the "Guaranty") is made and given this 29th day of December, 2005, by SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company, and its wholly-owned subsidiary, SOUTHERN SECURITY LIFE
INSURANCE COMPANY, a Florida domiciled insurance company (collectively, the "Guarantors").

                                   WITNESSETH:

     WHEREAS, on September 23, 2005, Security National Financial Corporation, a Utah corporation, through its subsidiaries, Security National Life Insurance Company and Southern Security Life Insurance Company, entered into a stock purchase agreement (the "Stock Purchase Agreement") with Memorial Insurance Company of America, an Arkansas domiciled insurance company ("Memorial Insurance Company");

     WHEREAS, under the terms of the Stock Purchase Agreement, Southern Security Life Insurance Company and Memorial Insurance Company each agree at the closing date of the stock purchase transaction to enter into a reinsurance agreement to reinsure all of the in force business of Memorial Insurance Company to Security National Life Insurance Company, as insured, except for eleven policies not included within the reinsured policies, which are to be retained by Memorial Insurance Company (the "Retained Policies");

     WHEREAS,  the  Retained  Policies  that  are  to be  retained  by  Memorial
Insurance Company pursuant to the terms of the stock purchase transaction consist of the following policies, together with the face amount and amount of reserves of such policies:


               Policy           Face
               Number          Amount          SAP Reserve
               ------        ----------        -----------
               40116         $1,400.00           $665.50
               37893          1,400.00            665.50
               40117          1,200.00            374.72
               39303          1,200.00            374.72
               34758            700.00            557.46
               38161          1,300.00            406.95
               39301          2,600.00          1,090.88
               32025          3,500.00          1,984.97
               36085          1,400.00            744.95
               34759            700.00            576.04
               44711          1,400.00          1,102.01
                            ----------         ---------
                 Total      $16,800.00         $8,543.70
                            ==========         =========

     WHEREAS, on October 20, 2005, Security National Life Insurance Company and Southern Security Life Insurance Company submitted to the Arkansas Insurance Department for approval a Form A Filing for the Acquisition and Control of Memorial Insurance Company by Southern Security Life Insurance Company, in which the filing included a proposed reinsurance agreement (the "Reinsurance Agreement") that Security National Life Insurance Company intends to enter into with Memorial Insurance Company at the closing date of the stock purchase transaction;

     WHEREAS, as a condition to the Arkansas Insurance Department approving the Form A filing, Security National Life Insurance Company has agreed to enter into a guaranty agreement with Memorial Insurance Company, in a form acceptable to the department, to guaranty the benefit payments stated in the eleven Retained Policies as a result of the Reinsurance Agreement to be entered into at the closing date of the stock purchase transaction; and

     WHEREAS, Security National Life Insurance Company desires to enter into a guaranty agreement to guaranty the benefit payments stated in the Retained Policies to be retained by Memorial Insurance Company following the completion of the stock purchase transaction and the execution of the Reinsurance Agreement;

     NOW,  THEREFORE,  in  respect  of the  foregoing,  Security  National  Life
Insurance Company and Southern Security Life Insurance Company, as guarantors, represent and warrant as follows:

1. The Guarantors hereby unconditionally and irrevocably guarantee to Memorial Insurance Company, the Arkansas Insurance Department and to the policyholders of the Retained Policies the full and prompt payment, when due, of the benefit payments stated in each of the Retained Policies to be retained by Memorial Insurance Company following the closing of the stock purchase transaction and the execution of the Reinsurance Agreement, to the extent that the reserves relating to such policies are unable to provide for the full and complete payment of the benefits thereto (the "Obligations").

2. This guarantee of the Obligations is a continuing, absolute, and unconditional guaranty and shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors, transferees and assigns thereof, and inure to the benefit of the policyholders of the Retained Policies and their heirs, legal representatives, assigns and successors in interest, until the Obligations shall have been satisfied in full.

3. The Guarantors further represent and warrant that:

     (a) the Guarantors have full power and authority to execute and deliver this Guaranty and to preform fully and completely all of the obligations and liabilities under this Guaranty;

     (b) the execution, delivery and performance of this Guaranty shall not violate any law, regulation, order, writ, injunction, decree or judgment of any court or governmental authority, and will not result in a breach of any contract, agreement or undertaking to which any Guarantor is a party; and

     (c) this Guaranty is a valid and binding obligation, enforceable upon the Guarantors in accordance with the terms hereof (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought).

4. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties thereto shall be construed and enforced accordingly.

5. This Guaranty may not be changed orally, and this Guaranty and the rights, obligations and liabilities of the parties and policyholders hereunder shall be governed by and construed in accordance with the laws of the state of Arkansas, without giving effect to provisions thereof concerning conflict of laws.

6. The Guarantors' liability hereunder shall not be discharged except by performance and payment of all the Obligations hereunder, provided that, Guarantors' liability hereunder shall be reduced to the extent of any benefit payments made from the reserves relating to the Retained Policies.

7. The Guarantors jointly and severely waive presentment for payment, notice of protest, notice of dishonor, notice of nonpayment, notice of presentment, demand for payment, or protest of any of the Obligations.

8. Neither the Guarantors nor their successors in interest (by operation of law or otherwise) or legal representatives, shall assign or otherwise transfer their obligations hereunder.

9. This Guaranty shall continue in force and affect until all Obligations of the Guarantors under said instrument have been fully satisfied and until the benefit payments have been paid in full to the policyholders of each of the Retained Policies to be retained by Memorial Insurance Company following the closing of the stock purchase transaction and the execution of the Reinsurance Agreement.

     IN WITNESS WHEREOF, the Guarantors have executed and given this Guaranty as of the day and year first above written.

                            GUARANTORS:

                            SECURITY NATIONAL LIFE INSURANCE COMPANY



                            By: /s/ Scott M. Quist
                                ------------------
                                    Scott M. Quist, President
                                    and Chief Operating Officer


                            SOUTHERN SECURITY LIFE INSURANCE COMPANY



                            By: /s/ Stephen M. Sill
                                -------------------
                                Stephen M. Sill, Vice President, Treasurer
                                and Chief Financial Officer

STATE OF UTAH              )
                           ) ss.
COUNTY OF SALT LAKE        )

     On this 29th day of December, 2005, personally appeared before me Scott M. Quist, who being by me duly sworn did say that he is the President and Chief Operating Officer of SECURITY NATIONAL LIFE INSURANCE COMPANY and that said Scott M. Quist stated that he signed the within and foregoing document on behalf of said corporations.


                              /s/ DeAnn Theurer
                                  NOTARY PUBLIC       [SEAL]

STATE OF UTAH              )
                           ) ss.
COUNTY OF SALT LAKE        )

     On this 29th day of December,  2005,  personally appeared before me Stephen
M. Sill, who being by me duly sworn did say that he is the Vice President, Treasurer and Chief Financial Officer of SOUTHERN SECURITY LIFE INSURANCE COMPANY and that said Stephen M. Sill stated that he signed the within and foregoing document on behalf of said corporations.



                                /s/ DeAnn Theurer
                                    NOTARY PUBLIC      [SEAL]